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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 27, 2005
                                                           -------------

                        TRI-COUNTY FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                       0-18279               52-1652138
         --------                      ---------              ----------
(State or other Jurisdiction of       (Commission           (IRS Employer
incorporation or organization)        File Number)          Identification No.)

                 3035 Leonardtown Road, Waldorf, Maryland 20601
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                    (Address of principal executive offices)

                                 (301) 645-5601
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
                  ------------------------------------------

         On June 27, 2005, the Board of Directors Community Bank of Tri-County (the "Bank"), the wholly-owned subsidiary of Tri-County Financial Corporation, approved amendments to the employment agreements previously entered into with C. Marie Brown, Executive Vice President and Chief Operating Officer of the Bank, Gregory C. Cockerham, Executive Vice President and Chief Lending Officer of the Bank and William J. Pasenelli, Executive Vice President and Chief Financial Officer of the Bank. These amendments: (1) provide for a thirty-six month continuous period of employment; and (2) increase the period over which severance would be paid in the event of termination without cause from twelve months to twenty-four months.

         Tri-County Financial Corporation will file a copy of the amendments to the employment agreements as exhibits to the quarterly report on Form 10-Q for the quarterly period ending June 30, 2005.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 1, 2005                  By: /s/ William J. Pasenelli
                                         --------------------------------------
                                         William J. Pasenelli
                                         Executive Vice President and Chief
                                         Financial Officer